Exhibit 99.1

Porter Bancorp Reports Third Quarter 2015 Net Loss of $1.0 Million or ($0.04) Per Diluted Share; Book Value Per Share Increased from $1.06 to $1.15 on Debt Extinguishment

Non-Performing Assets Reduced by $23.7 Million or 33.9% in Third Quarter

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 30, 2015--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the third quarter of 2015.

The Company reported net loss attributable to common shareholders for the third quarter of 2015 of $1.0 million, or ($0.04) per basic and diluted common share, compared with net loss attributable to common shareholders of $1.5 million, or ($0.12) per basic and diluted share, for the third quarter of 2014. Net loss attributable to common shareholders for the nine months ended September 30, 2015, was $2.3 million, or ($0.10) per diluted common share, compared with net loss attributable to common shareholders of $8.8 million, or ($0.73) per diluted share, for the nine months ended September 30, 2014.

“We are pleased to report that during the third quarter we were able to buy back and retire $4.0 million of junior subordinated debt and $330,000 of accrued unpaid interest at a $2.6 million discount by issuing a total of 1.2 million common shares,” said John T. Taylor, Chief Executive Officer of the Company. In the transaction, $2.67 million of the debt was exchanged for equity with related parties and transferred directly to common equity and $1.33 million of the debt was exchanged for equity with an unrelated third party resulting in a gain on extinguishment of the debt totaling $883,000.

“Additionally, we have continued to make significant progress in reducing our non-performing assets. In this quarter alone, we reduced non-performing assets by $23.7 million or 33.9% from $69.9 million at June 30, 2015 to $46.2 million at September 30, 2015,” said Taylor.

Net Interest Income – Net interest income before provision increased to $7.48 million for the third quarter of 2015 compared to $7.34 million in the second quarter of 2015 and $7.34 million in the third quarter of 2014. While average loans decreased slightly to $640.0 million for the third quarter of 2015 compared with $641.6 million in the second quarter of 2015, and were consistent with the third quarter of 2014, net interest margin increased to 3.33% in the third quarter of 2015 compared to 3.21% in the second quarter of 2015 and 3.10% in the third quarter of 2014. The increase in net interest margin was primarily driven by the continued reduction in cost of funds, which declined to 0.83% in the third quarter of 2015 compared with 0.87% in the second quarter of 2015 and 1.13% in the third quarter of 2014.

Allowance for Loan Losses and Recovery of Provision – The allowance for loan losses to total loans was 2.27% at September 30, 2015, compared to 2.59% at June 30, 2015, and 3.79% at September 30, 2014. The allowance for loan losses for loans evaluated collectively for impairment was 2.33% at September 30, 2015, compared with 2.66% at June 30, 2015 and 4.00% at September 30, 2014.

The reduced level of the allowance and the $2.2 million recovery of provision in the third quarter were primarily driven by declining historical loss rates, improving trends in loan category risk ratings, and management’s assessment of lower risk in the portfolio. Substandard loans decreased by $21.5 million or 31.2% over the past quarter and $44.0 million or 48.1% over the first nine months of 2015, net charge-offs were $3.0 million for the first nine months of 2015 compared to $10.2 million for the first nine months of 2014, and non-accrual loans decreased by $13.2 million or 43.8% over the past quarter and $30.2 million or 64.0% over the first nine months of 2015.

Net loan charge-offs decreased to $411,000 for the third quarter of 2015 compared to $1.8 million for the second quarter of 2015 and $935,000 for the third quarter of 2014.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased considerably to $46.2 million, or 4.85% of total assets at September 30, 2015, compared with $69.9 million, or 7.13% of total assets at June 30, 2015, and $99.2 million, or 9.62% of total assets at September 30, 2014.

Non-performing loans decreased to $17.0 million, or 2.72% of total loans, at September 30, 2015, compared with $30.3 million, or 4.67% of total loans at June 30, 2015, and $44.7 million, or 7.00% of total loans at September 30, 2014. The decrease from the previous quarter was primarily driven by $9.0 million in principal payments received on nonaccrual loans, $3.5 million of nonaccrual loans migrating to OREO, and $1.3 million of charge-offs.

OREO at September 30, 2015 decreased to $29.2 million, compared with $39.5 million at June 30, 2015 and $54.5 million at September 30, 2014. The Company acquired $3.5 million in OREO and sold $9.4 million in OREO during the third quarter of 2015. Fair value write-downs arising from reductions in listing prices for certain properties, updated appraisals, and certain properties liquidated through auctions near and after the end of the third quarter totaled $4.5 million in the third quarter of 2015 compared with $2.3 million in the second quarter of 2015 and $600,000 in the third quarter of 2014. Progress continues in the disposition of OREO. At quarter end, $6.5 million of OREO property was subject to a contract for sale or letter of intent.

The following table details past due loans and non-performing assets as of:

	September 30, 2015	June 30, 2015		March 31, 2015		December 31, 2014	September 30, 2014
	(in thousands)
Past due loans:
30 – 59 days	$1,972	$	1,941	$	4,370	$3,960	$3,507
60 – 89 days	578		650		1,769	980	3,333
90 days or more	—		92		18	151	—
Nonaccrual loans	16,987		30,215		36,500	47,175	44,670
Total past due and nonaccrual loans	$19,537	$	32,898	$	42,657	$52,266	$51,510

Loans past due 90 days or more	$—	$	92	$	18	$151	$—
Nonaccrual loans	16,987		30,215		36,500	47,175	44,670
OREO	29,177		39,545		43,618	46,197	54,507
Other repossessed assets	—		—		—	—	—
Total non-performing assets	$46,164	$	69,852	$	80,136	$93,523	$99,177

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $17.7 million at September 30, 2015, compared to $18.5 million at June 30, 2015, and $28.1 million at September 30, 2014.

Non-interest Income – Non-interest income increased $645,000 to $2.2 million for the third quarter of 2015 compared with $1.6 million for the second quarter of 2015, and increased $1.2 million compared with $1.1 million for the third quarter of 2014. The increase in non-interest income was driven primarily by a gain of $883,000 recognized in relation to the extinguishment of our junior subordinated debt, offset by a reduction in gains on the sales of securities which totaled $199,000 in the second quarter of 2015, with no sales in the third quarter. The increase from the third quarter of 2014 was primarily due to an increase in OREO rental income of $375,000, as well as the gain on debt extinguishment noted above.

Non-interest Expense – Non-interest expense increased $1.9 million to $13.0 million for the third quarter of 2015 compared with $11.0 million for the second quarter of 2015, and increased $3.7 million compared with $9.3 million for the third quarter of 2014. The increase from the second quarter of 2015 was primarily due to an increase in OREO expenses of approximately $2.2 million, partially offset by decreases in professional fees and other non-interest expenses. OREO expenses increased quarter over quarter primarily due to an increase in fair value write-downs of $2.0 million resulting from declines in the fair value of the real estate based upon reductions in listing prices for certain properties, updated appraisals, and certain properties liquidated through auctions near and after the end of the third quarter 2015. The increase from the third quarter of 2014 was also due to an increase in OREO expenses from $560,000 to $5.1 million, primarily due to declines in fair value as noted above. For the third quarter 2015, the second quarter 2015, and the third quarter 2014, non-interest expense before OREO expenses totaled $7.8 million, $8.1 million, and $8.7 million, respectively and $13.0 million, $11.0 million, and $9.3 million after OREO expenses, respectively.

Capital – At September 30, 2015, PBI Bank’s Tier 1 leverage ratio improved slightly to 6.01% compared with 5.95% at June 30, 2015, and its Total risk-based capital ratio was 10.50% at September 30, 2015 compared with 10.34% at June 30, 2015. Both are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At September 30, 2015, Porter Bancorp’s leverage ratio was 4.73% compared with 4.25% at June 30, 2015, and its Total risk-based capital ratio was 10.40%, compared with 10.25% at June 30, 2015. At September 30, 2015, PBI Bank’s Common equity Tier I risk-based capital ratio was 8.73% compared with 8.43% at June 30, 2015. Porter Bancorp’s Common equity Tier I risk-based capital ratio was 5.07% compared with 4.42% at June 30, 2015.

Management and the Board of Directors remain committed to evaluating and implementing appropriate strategies for increasing the Company’s capital in order to meet the requirements of the Consent Order.

Forward-Looking Statements
Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information
Unaudited supplemental financial information for the quarter ending September 30, 2015 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/15	6/30/15	9/30/14	9/30/15	9/30/14

Income Statement Data
Interest income	$9,179	$9,167	$9,814	$27,549	$29,877
Interest expense	1,697	1,828	2,477	5,438	7,626
Net interest income	7,482	7,339	7,337	22,111	22,251
Provision for loan losses	(2,200)	—	—	(2,200)	6,300
Net interest income after provision	9,682	7,339	7,337	24,311	15,951

Service charges on deposit accounts	492	475	535	1,376	1,490
Bank card interchange fees	212	229	209	644	575
Other real estate owned income	380	372	5	1,109	30
Gains (losses) on sales of securities, net	—	199	46	1,696	92
Gain on extinguishment of debt	883	—	—	883	—
Other	243	290	262	763	734
Non-interest income	2,210	1,565	1,057	6,471	2,921

Salaries & employee benefits	3,920	4,028	4,041	11,795	11,731
Occupancy and equipment	815	828	857	2,513	2,645
Professional fees	620	714	361	2,313	1,134
FDIC insurance	539	564	571	1,673	1,682
Data processing expense	278	278	269	860	818
State franchise and deposit tax	285	285	405	855	1,235
Other real estate owned expense	5,131	2,932	560	8,796	1,996
Loan collection expense	321	291	858	895	2,646
Other	1,059	1,114	1,359	3,694	3,700
Non-interest expense	12,968	11,034	9,281	33,394	27,587

Income (loss) before income taxes	(1,076)	(2,130)	(887)	(2,612)	(8,715)
Income tax expense (benefit)	—	—	(38)	—	(1,345)
Net income (loss)	(1,076)	(2,130)	(849)	(2,612)	(7,370)
Less:
Dividends on preferred stock	—	—	786	—	2,361
Earnings (loss) allocated to participating securities	(45)	(91)	(162)	(338)	(928)
Net income (loss) attributable to common	$(1,031)	$(2,039)	$(1,473)	$(2,274)	$(8,803)

Weighted average shares – Basic	24,681,547	24,589,507	12,086,843	22,313,501	12,044,858
Weighted average shares – Diluted	24,681,547	24,589,507	12,086,843	22,313,501	12,044,858

Basic earnings (loss) per common share	$(0.04)	$(0.08)	$(0.12)	$(0.10)	$(0.73)
Diluted earnings (loss) per common share	$(0.04)	$(0.08)	$(0.12)	$(0.10)	$(0.73)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/15	6/30/15	9/30/14	9/30/15	9/30/14

Average Balance Sheet Data
Assets	$968,471	$1,003,507	$1,033,818	$994,355	$1,054,592
Loans	639,954	641,587	640,011	641,489	671,733
Earning assets	903,857	930,415	954,217	923,318	988,031
Deposits	893,262	924,840	947,989	916,459	965,975
Long-term debt and advances	32,769	33,208	35,202	33,289	35,269
Interest bearing liabilities	813,753	846,892	873,520	838,207	892,738
Stockholders’ equity	30,920	33,770	31,101	32,876	35,213

Performance Ratios
Return on average assets	(0.44)%	(0.85)%	(0.33)%	(0.35)%	(0.93)%
Return on average equity	(13.81)	(25.30)	(10.83)	(10.62)	(27.98)
Yield on average earning assets (tax equivalent)	4.07	4.00	4.13	4.03	4.09
Cost of interest bearing liabilities	0.83	0.87	1.13	0.87	1.14
Net interest margin (tax equivalent)	3.33	3.21	3.10	3.25	3.06
Efficiency ratio	133.80	126.75	111.18	124.21	110.00

Loan Charge-off Data
Loans charged-off	$(1,580)	$(2,264)	$(1,824)	$(5,171)	$(13,229)
Recoveries	1,169	476	889	2,205	3,003
Net charge-offs	$(411)	$(1,788)	$(935)	$(2,966)	$(10,226)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$30,215	$36,500	$44,375	$47,175	$101,767
Net principal pay-downs	(9,028)	(5,336)	(3,229)	(25,118)	(25,669)
Charge-offs	(1,333)	(2,082)	(1,217)	(4,370)	(11,814)
Loans foreclosed and transferred to OREO	(3,495)	(608)	(797)	(4,440)	(31,023)
Loans returned to accrual status	(902)	(620)	(57)	(1,600)	(3,289)
Loans placed on nonaccrual during the period	1,530	2,361	5,595	5,340	14,698
Nonaccrual loans at end of period	$16,987	$30,215	$44,670	$16,987	$44,670

Troubled Debt Restructurings (TDRs)
Accruing	$17,656	$18,548	$28,114	$17,656	$28,114
Nonaccrual	3,788	15,006	21,415	3,788	21,415
Total	$21,444	$33,554	$49,529	$21,444	$49,529

Other Real Estate Owned (OREO) Activity (Net of Allowance)
OREO at beginning of period	$39,545	$43,618	$56,882	$46,197	$30,892
Real estate acquired	3,495	608	797	4,450	31,663
Valuation adjustment write-downs	(4,450)	(2,330)	(600)	(7,080)	(1,250)
Proceeds from sales of properties	(9,397)	(2,391)	(2,973)	(14,417)	(7,253)
Gain (loss) on sales, net	(16)	40	401	27	455
OREO at end of period	$29,177	$39,545	$54,507	$29,177	$54,507

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14

Assets
Loans	$624,414	$648,321	$632,428	$624,999	$638,360	$643,030
Allowance for loan losses	(14,198)	(16,809)	(18,597)	(19,364)	(24,198)	(25,133)
Net loans	610,216	631,512	613,831	605,635	614,162	617,897
Loans held for sale	71	125	—	8,926	—	280
Securities held to maturity	42,138	42,202	42,263	42,325	42,386	43,488
Securities available for sale	146,837	151,758	157,290	190,791	192,146	180,723
Federal funds sold & interest bearing deposits	73,940	63,987	101,872	66,011	73,494	95,353
Cash and due from financial institutions	6,540	7,403	7,899	14,169	11,336	6,913
Premises and equipment	19,109	19,167	19,323	19,507	19,649	19,788
Bank owned life insurance	9,381	9,320	9,231	9,167	9,103	9,039
FHLB Stock	7,323	7,323	7,323	7,323	7,323	7,323
Other real estate owned	29,177	39,545	43,618	46,197	54,507	56,882
Accrued interest receivable and other assets	6,748	6,998	7,056	7,938	6,608	7,181
Total Assets	$951,480	$979,340	$1,009,706	$1,017,989	$1,030,714	$1,044,867

Liabilities and Equity
Certificates of deposit	$534,031	$564,253	$597,117	$574,681	$609,682	$631,110
Interest checking	83,247	84,627	86,614	91,086	76,431	76,625
Money market	119,324	110,529	102,349	109,734	100,890	95,946
Savings	35,131	35,942	36,418	36,430	36,364	37,178
Total interest bearing deposits	771,733	795,351	822,498	811,931	823,367	840,859
Demand deposits	106,160	108,800	108,011	114,910	110,165	109,956
Total deposits	877,893	904,151	930,509	926,841	933,532	950,815
Federal funds purchased & repurchase agreements	—	1,265	1,145	1,341	1,817	2,451
FHLB advances	3,255	3,430	3,597	15,752	16,940	14,134
Junior subordinated debentures	25,275	29,500	29,725	29,950	30,175	30,400
Accrued interest payable and other liabilities	11,249	10,949	10,758	10,640	18,922	16,453
Total liabilities	917,672	949,295	975,734	984,524	1,001,386	1,014,253

Preferred stockholders’ equity	2,771	2,771	2,771	8,552	38,283	38,283
Common stockholders’ equity (deficit)	31,037	27,274	31,201	24,913	(8,955)	(7,669)
Total stockholders’ equity	33,808	30,045	33,972	33,465	29,328	30,614
Total Liabilities and Stockholders’ Equity	$951,480	$979,340	$1,009,706	$1,017,989	$1,030,714	$1,044,867

Ending shares outstanding	26,949,205	25,759,223	25,663,495	14,890,514	13,099,400	13,104,853
Book value per common share	$1.15	$1.06	$1.22	$1.67	$(0.68)	$(0.59)
Tangible book value per common share	1.13	1.03	1.18	1.61	(0.76)	(0.67)

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Asset Quality Data
Loan 90 days or more past due still on accrual	$—	$92	$18	$151	$—	$—
Nonaccrual loans	16,987	30,215	36,500	47,175	44,670	44,375
Total non-performing loans	16,987	30,307	36,518	47,326	44,670	44,375
Real estate acquired through foreclosures	29,177	39,545	43,618	46,197	54,507	56,882
Other repossessed assets	—	—	—	—	—	—
Total non-performing assets	$46,164	$69,852	$80,136	$93,523	$99,177	$101,257

Non-performing loans to total loans	2.72%	4.67%	5.77%	7.57%	7.00%	6.90%
Non-performing assets to total assets	4.85	7.13	7.94	9.19	9.62	9.69
Allowance for loan losses to non-performing loans	83.58	55.46	50.93	40.92	54.17	56.64

Allowance for loans evaluated individually	$469	$842	$254	$752	$1,788	$1,753
Loans evaluated individually for impairment	34,895	49,011	55,299	71,993	78,695	79,742
Allowance as % of loans evaluated individually	1.34%	1.72%	0.46%	1.04%	2.27%	2.20%

Allowance for loans evaluated collectively	$13,729	$15,967	$18,343	$18,612	$22,410	$23,380
Loans evaluated collectively for impairment	589,519	599,310	577,129	553,006	559,665	563,288
Allowance as % of loans evaluated collectively	2.33%	2.66%	3.18%	3.37%	4.00%	4.15%

Allowance for loan losses to total loans	2.27%	2.59%	2.94%	3.10%	3.79%	3.91%

Loans by Risk Category
Pass	$508,470	$509,843	$480,545	$461,126	$446,166	$434,853
Watch	66,726	67,712	76,876	68,200	83,711	91,208
Special Mention	1,700	1,718	1,110	4,189	4,431	3,223
Substandard	47,518	69,048	73,897	91,484	104,052	113,746
Doubtful	—	—	—	—	—	—
Total	$624,414	$648,321	$632,428	$624,999	$638,360	$643,030

Risk-based Capital Ratios - Company
Tier I leverage ratio	4.73%	4.25%	4.13%	4.51%	4.02%	4.10%
Common equity Tier I risk-based capital ratio	5.07	4.42	4.68	N/A	N/A	N/A
Tier I risk-based capital ratio	6.86	6.02	5.85	6.70	5.93	6.19
Total risk-based capital ratio	10.40	10.25	10.00	10.61	10.05	10.27

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	6.01%	5.95%	5.84%	5.78%	6.09%	5.96%
Common equity Tier I risk-based capital ratio	8.73	8.43	8.32	N/A	N/A	N/A
Tier I risk-based capital ratio	8.73	8.43	8.32	8.59	8.99	9.00
Total risk-based capital ratio	10.50	10.34	10.26	10.57	11.01	11.06

FTE employees	246	253	258	264	268	275

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer